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                                                                    Exhibit 10.3

                     AMENDMENT TO PURCHASE OPTION AGREEMENT

         This AMENDMENT TO PURCHASE OPTION AGREEMENT (this "Amendment") dated as of November 19, 2001 is by and among CGNN Holding Company, Inc., a Delaware corporation (the "Grantee"), MCTJ Holding Co. LLC, a Delaware limited liability company (the "Company"), Enron Corp., an Oregon corporation ("Enron" and, together with Grantee, the "Enron Parties"), Northern Natural Gas Company, a Delaware corporation ("NNGC"), Dynegy Holdings Inc., a Delaware corporation (the "Dynegy Holdings"), Dynegy Inc., an Illinois corporation ("Dynegy" and, together with Dynegy Holdings, the "Dynegy Parties").

                                    RECITALS

         A. On November 9, 2001, the Enron Parties, the Company, NNGC and the Dynegy Parties entered into a Purchase Option Agreement (the "Purchase Option Agreement").

         B. The parties to the Purchase Option Agreement now desire to amend the Purchase Option Agreement as specified below.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. The last sentence of Section 2.1 of the Purchase Option Agreement is hereby amended in its entirety to provide as follows:

         The Purchase Option must be exercised for all the Option Interests and all the Preferred Shares simultaneously if the Closing under the Option Agreement occurred pursuant to Section 2.5.1.1, 2.5.1.2, 2.5.1.3 or
         2.5.1.4 of the Option Agreement (a "Merger Termination Option Closing") and must be exercised for the Option Interests only if the Closing under the Option Agreement occurred pursuant to Section 2.5.1.5 of the Option Agreement (an "Event of Default Option Closing").

         2. Section 2.2 of the Purchase Option Agreement is hereby amended in its entirety to provide as follows:

              2.2. OPTION TERM. The Purchase Option shall be exercisable (a) until the later of (i) 180 days after the date hereof and (ii) 90 days after a Closing under the Option Agreement upon an exercise pursuant to
         Section 2.5.1.4 thereof or (b) until 90 days after a Closing under the Option Agreement pursuant to Section 2.5.1.1, 2.5.1.2, 2.5.1.3 or
         2.5.1.5 thereof (the "Option Term"). If the Purchase Option has not been exercised prior to the expiration of the Option Term, then the rights and obligations set forth in this Agreement shall expire and terminate.

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         3.   Section 2.3 of the Purchase Option Agreement is hereby amended in its entirety to provide as follows:

              2.3 EXERCISE PRICE OF PURCHASE OPTION. (a) The exercise price of the Purchase Option for the Option Interests (the "Option Interests Exercise Price") shall be the total sum of (i) $24 million, PLUS (ii) $950 million, MINUS (iii) the aggregate amount of outstanding principal indebtedness under the Bank Credit Facility and the Senior Notes and any Permitted Refinancing Debt related thereto on the Closing Date, PLUS (iv) the positive or negative change in Working Capital calculated from the most recent Closing Date of the Option Agreement to the Estimated Working Capital based on the definition of Working Capital provided in this Agreement, MINUS (v) any increase in long-term debt (other than Debt referred to in (iii) above) between the most recent closing under the Option Agreement and the Closing under this Agreement, PLUS (vi) any decrease in long-term Debt (other than Debt referred to in (iii) above) between the most recent closing under the Option Agreement and the Closing under this Agreement, PLUS (vii) any accrued but unpaid dividends on the Series A Preferred Stock as of the most recent Closing under the Option Agreement.

         Notwithstanding the foregoing, in the event that the Purchase Option for the Option Interests is exercised following an Event of Default Option Closing, the Option Interests Exercise Price shall be adjusted to exclude any accrued but unpaid dividends on the Series A Preferred Stock as of the Closing under the Option Agreement and any accrued but unpaid dividends on the Series A Preferred Stock since such Closing to the extent such dividends increased the principal amount of the Intercompany Note Receivable.

         4. Section 3.3.3 of the Purchase Option Agreement is hereby amended to replace the words "and the Series A Stock" with "and, if applicable, the Series A Preferred Stock."

         5. Section 3.4.1 of the Purchase Option Agreement is hereby amended to insert the words ", if applicable," immediately before the words "the Series A Exercise Price."

         6. Section 3.4.2 of the Purchase Option Agreement is hereby amended to insert the words ", if applicable," immediately before the words "Dynegy shall deliver."

         7. Section 4.3 of the Purchase Option Agreement is hereby amended to delete the word "Purchase" before the words "Option Term" in the second line thereof.

         8.   Sections 4.4.4, 4.4.5, 4.4.6, 4.4.8 and 4.4.9 of the Purchase
Option Agreement are hereby amended in their entirety to provide as follows:

              4.4.4. MERGERS. Merge or consolidate, or enter into an agreement providing for any merger or consolidation, with any Person if the holders of NNGC's capital stock prior to the transaction will own capital stock representing less than 100% of the voting power of the surviving entity after the transaction;


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              4.4.5.  SALE OF ASSETS. Except as provided in Schedule 4.4.5, sell, lease or otherwise dispose of any of its assets, other than (i) obsolete equipment or inventory, (ii) assets sales in the Ordinary Course of Business not to exceed an aggregate of $20 million within any 12-month period and (iii) the grant of Liens (as defined in the Credit Agreement) created under the Loan Documents (as defined in the Credit Agreement) and any sales or other dispositions with respect to assets covered by such Liens pursuant to the exercise by the Paying Agent, the Collateral Trustee, the Co-Administrative Agents or any Bank (all as defined in the Credit Agreement) of its remedies in respect of the Collateral (as defined in the Credit Agreement) pursuant to the Loan Documents, including foreclosure, sale in lieu of foreclosure or the institution of litigation;

              4.4.6. LIQUIDATION; DISSOLUTION; BANKRUPTCY. (i) Dissolve or liquidate, in whole or in part, (ii) pursuant to or within the meaning of Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors, (v) admit in writing its inability to pay its debts generally as they become due, or (vi) take any corporate action in furtherance of any action set forth in items (i) through (v) hereof;

              4.4.8.  INVESTMENTS AND LOANS. Make any Investment in any
         Person or any loans or advances to, or guarantees for the benefit of, any Person, other than (i) loans to any wholly owned Subsidiary, (ii) loans to MCTJ Holding Co. LLC and the assumption of Debt of Enron, provided that the aggregate principal amount of such loans and assumed Debt does not exceed $1,950 million, (iii) loans pursuant to the Cash Management Program and (iv) Investments, loans, advances and guarantees made in the Ordinary Course of Business;

              4.4.9. INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, Debt, other than (i) the Debt outstanding as of the date hereof, (ii) Debt in an aggregate principal amount not exceeding
         $450 million outstanding at any time pursuant to the Loan Documents and
         (iii) Permitted Refinancing Debt;

         9. Section 5.1.3 of the Purchase Option Agreement is hereby amended to insert the words ", if applicable," before the words "the Series A Preferred Stock."

         10.  As used in this Amendment:

         (a) "capital stock representing voting power" and similar phrases refer to capital stock or similar equity securities which in ordinary circumstances vote in the election of directors of a corporation or similar body of an entity with another organizational form;


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         (b)  "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person; and

         (c) "Credit Agreement" means the Credit Agreement dated as of November 19, 2001 among Northern Natural Gas Company, a Delaware corporation, the banks named therein, Citicorp North America, Inc. as Paying Agent, JPMorgan Chase Bank as Collateral Trustee and Issuing Bank and Citicorp North America, Inc. and JPMorgan Chase Bank as Co-Administrative Agents, as amended, restated, modified or supplemented from time to time.







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                   ENRON CORP.,
                                   an Oregon corporation

                                   By:   /s/ Raymond M. Bowen, Jr.
                                         -------------------------------------
                                         Name: Raymond M. Bowen, Jr.
                                         Title: Authorized Agent


                                   CGNN HOLDING COMPANY, INC.,
                                   a Delaware corporation

                                   By:   /s/ Kevin A. Howard
                                         -------------------------------------
                                         Name: Kevin A. Howard
                                         Title: Authorized Agent


                                   NORTHERN NATURAL GAS COMPANY,
                                   a Delaware corporation

                                   By:   /s/ Kevin A. Howard
                                         -------------------------------------
                                         Name: Kevin A. Howard
                                         Title: Authorized Agent


                                   MCTJ HOLDING CO. LLC,
                                   a Delaware limited liability company


                                   By:   /s/ Kevin A. Howard
                                         -------------------------------------
                                         Name: Kevin A. Howard
                                         Title: Authorized Agent


                                   DYNEGY HOLDINGS INC.,
                                   a Delaware corporation

                                   By:   /s/ Hugh A. Tarpley
                                         -------------------------------------
                                         Name: Hugh A. Tarpley
                                         Title: Authorized Agent



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                                   DYNEGY INC.,
                                   an Illinois corporation

                                   By:   /s/ Hugh A. Tarpley
                                         -------------------------------------
                                         Name: Hugh A. Tarpley
                                         Title: Authorized Agent








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